MOMENTUM
                                TRADERS NETWORK
                               [GRAPHIC OMMITTED]

                         Momentum Traders Network, Inc.
                                     M.T.N.

Agreement dated, April 02, 2003 by and between, Momentum Traders Network and CHAMPIONLYTE PRODUCTS INC. (CPLY), ("Client")

                                    PREAMBLE

Whereas CHAMPIONLYTE PRODUCTS INC desires to develop a program for dissemination of information pursuant to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in proposed Regulation FD, current Sections 20 and 21A thereof, and in compliance with the requirements of Section 17(b) of the Securities Act, and deems it to be in its best interest to retain Momentum Traders Network to render CHAMPIONLYTE PRODUCTS INC such services as may be needed; and

                                 1. DEFINITIONS

1.1 "Client" means, with respect to any given Person, and other Person directly or indirectly Controlling, Controlled by, or under common Control with, such person.

1.2 "Agreement" means this agreement and its schedules.

1.3 "Content" means the text data, and images, whether provided by Momentum Traders Network or a third party that are included in the product.

1.4 "Control" over a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "Controlling" and "Controlled" will have corollary meanings.

1.5 "Damages" means liabilities, damages, awards, settlements, losses, claims and expenses, including reasonable attorney's fees and expenses and costs of investigation.

1.6 "Final Acceptance Criteria" means testing to determine whether the service performs the specified functions consistently and substantially in conformance with all material requirements and operate with internal consistency.

1.7 "Hypertext Link" means a URL (or icon, logo, higlighted or colored test, figures or image representing a URL) on which a user may point and click, or otherwise send a command, to access another Internet Site.

1.8 "Client Internet Site" means the internet site owned and operated by the Client and is accessed via the URL(s) and any related Mirror Site.

1.9 "Client Marks" means the names, trademarks and service marks of client and its affiliates.

1.10 "Intellectual Property Rights" means any patent, design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or present or future intellectual property right of any type, wherever in the world enjoyable.

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1.11 "Launch Date" means means the date Momentum Traders Network provides notice to client that the product is completed and may be made available to Users.

1.12 "Laws" means laws, regulations, rules or order of any government, administrative authority or court.

1.13 "Material Defect" means any error, problem or defect in the product that causes the product materially not to meet the specifications when the product is used for its intended purpose.

1.14 "Mirror Site" means an Internet site which containes the exact form and content (including identical pages) of a particular Internet Site which (a) is located at a geographic location distinct from such internet site and (b) is created for the purpose of improving performance and accessibility to such Internet site.

1.15 "Person" means any individual, corporation, limited-liability company, partnership, firm, joint venture, association, joint-stock company, trust, or other entity or organization, inlcuding a government or political subdivision or an agency or instrumentality thereof.

1.16 "Product" Momentum Traders Network company spotlight customized with clients information.

1.17 Momentum Traders Network Marks". means the names, trademarks graphics and service marks of Momentum Traders Network and its affiliates.

1.18 Momentum Traders Network Product" means the internet product(s) and any generally released upgrades of said product(s) as described in Schedule 1.

1.19 Momentum Traders Network Server" means a web server located at Momentum Traders Network offices, or a third party site, selected by Momentum Traders Network in its sole discretion.

1.20 Momentum Traders Network internet site" means the internet sites owned and operated Momentum Traders Network and any related mirror site.

1.21 Momentum Traders Network means, collectively, Momentum Traders Network and its affiliates as of the date of determination.

1.22 "Visitors" means all persons that access Momentum Traders Network internet site.

1.23 Rules of Construction. As used in this Agreement, all terms in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words, "herein," "hereof" and "hereunder" and other words of similar import refer to this agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented. The word "including" when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means "including, without limitation".

                                    2. TERMS

2.1 "Initial Terms" the initial terms of this agreement will take effect on April 02, 2003 (the "launch date") and unless terminated earlier, will terminate May 23rd, 2003.

2.2 "Renewal" Unless client gives the other party written notice prior to no renewal will be available.

                            3. PRODUCT AND SERVICES

3.0 Assist CHAMPIONLYTE PRODUCTS INC to: Disseminate information pursuant to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in proposed Regulation FD, current Sections 20 and 21A thereof, and in compliance with the requirements of
Section 17(b) of the Securities Act;

Subject to full complaince with the requirements of Section 17(b) of the Securities Act, to the extent applicable, distribute information concerning CHAMPIONLYTE PRODUCTS INC in periodicals and newsletters distributed to subscribers sophisticated in financial and securities matters.

3.1 "Product" Momentum Traders Network shall provide the service for the client to display coporate information on CHAMPIONLYTE PRODUCTS INC internet property.

3.2 "Delivery and Acceptance" Within seven days of delivery and demonstration by Momentum Traders Network of each co-product, client will (a) provide written notice of acceptance or (b) provide written notice of rejection setting forth each material defect in the co-branded product. Failure by client to deliver such notice within seven days shall constitute acceptance of the product. Client may identify defects in the product without rejecting it. In such event, these defects may be corrected by Momentum Traders Network in a subsequent version as mutually agreed. If client acceptance has been withheld Momentum Traders Network shall have seven days from the receipt of such notice to correct the defects. Client shall then have ten days to conduct further acceptance testing of the product. Failure by client to deliver written notice of rejection or acceptance of the product within 10 days shall constitute acceptance of Momentum Traders Network product by client. In the event client does not accept the product after such further acceptance testing, client has the option to terminate this agreement by written notice to Momentum Traders Network.

3.3 "New Products" From time to time, Momentum Traders Network shall offer client additional products. In the event that client wishes to also use these new products, the new products will be added via a written amendment to the product definition in Schedule 1 and shall be subject to the same terms and conditions of this agreement, including the delivery and acceptance terms listed in Section 3.2. With respect to delivery and acceptance however, client may decide to reject any such new product, but in so doing client may only termiante the agreement with respect to that particular new product and not with respect to the entire agreement or with respect to previously added new products which had already been accepted.

3.4 "Licenses" Momentum Traders Network hereby grants client, during the term, the worldwide, non-exclusive, not-transferable right, subject to the terms and conditions of this agreement to use Momentum Traders Network name and links in correspondence and releases.

3.5 "Withdrawal of a Service" Momentum Traders Network may cancel all or part of the product if the provision of all or part of that product:

(a)Becomes the subject of a claim that such services infringe the ownership rights of any third person or that Momentum Traders Network otherwise does not have the right to permit others to use such services.
(b) depends on an agreement between a Momentum Traders Network group member and a third person, and that agreement is modified or terminated for any reason on breached by a third person and as a result Momentum Traders Network is unable to continue to provide all or part of the product upon terms reasonably acceptable to the client.
c) becomes illegal or contrary to any applicable Law.

3.6) Momentum Traders Network agrees, under the terms of the contract, to add clients corporate information to internet properties and any co-branded or mirror web sites for the time frame specified in schedule 2.1. Momentum Traders Network also agrees to provide a private e-mail to a minimum of 365,000 opt-in members and will have sole discretion to license this right to other partners and other branded or co-branded web sites for additional exposure.

a) Client understands that web traffic is a variable number and agrees that Momentum Traders Network possess full rights to the promotion of any and all internet properties.

b) Momentum Traders Network agrees not to distribute unsolicited email.

                             4. CLIENT OBLIGATIONS

4.1 "Development Assistance" Client shall provide Momentum Traders Network with reliable corporate information and contacts regarding client's business and client's stock in order to facilitate Momentum Traders Network's obligations hereunder.

4.2 Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.

                           5. PROMOTION AND BRANDING

5.1 "Promotion" Client shall understand Momentum Traders Network may license other internet properties to display clients corporate information.

5.2 Momentum Traders Network shall allow all visitors to it's internet property, mirror sites, and co-branded sites FREE access to corporate information.

                                  6. LIABILITY

6.1 Client understands that Momentum Traders Network makes no warranties on result of said product.

6.2 Client relieves Momentum Traders Network from any losses, damages, monetary or otherwise that may occur due to the content of company profile.

6.3 Momentum Traders Network warrants and represents that it will make no knowingly false claims or misleading statements on behalf of client; Momentum Traders Network, not the client will be responsible for any knowingly false claims or misleading statements made on behalf of the client.

                               7. RECOMMENDATIONS

7.1 Client udnerstands that the publishers of Momentum Traders Network are not broker dealers or registered investment advisors and are not acting in any way to make recommendations to the purchase of sale of any security.



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7.2 Client understands that Momentum Traders Network will make no offer to buy or sell securities.

7.3 Momentum Traders Network will recommend that any visitor/member considering trading or investing in said security do so only after speaking with a stockbroker or registered financial advisor.

                                     8. FEES

8.1 Fees for the service will be 600,000 free trading CHAMPIONLYTE PRODUCTS INC
(CPLY) shares delivered prior to the launch date(2.1).

8.2 Client understands that fees are non-refundable and binding upon signature.

8.3 Momentum Traders Network will make full disclosure of payment from client in accordance with the requirements of the U.S. Securities and Exchange Commission at all times.

By signing this agreement you are acknowledging that you have read and agree to all the terms and conditions above.

Client information to be distributed through the following websites and newsletters, Distribution subject to change with prior notice.

www.streetinsider.com
www.hotstockalerts.com
www.momentumtraders.com

Company Name: CHAMPIONLYTE PRODUCTS INC
Ticker Symbol: CPLY
Address:
        ChampionLyte Products
        Inc.
        1356 NW Boca Raton
        Blvd.
        Boca Raton, FL  33432

X /s/ David Goldberg
 -------------------------------------
           Signature
Representing ChampionLyte Products Inc.

X /s/ Mark A. Malone
 -------------------------------------
           Signature
Mark A. Malone Editor@momentumtraders.net

                             AMENDMENT TO AGREEMENT

This document shall serve as an amendment to the Agreement between ChampionLyte Products, Inc. (the "Company") and Momentum Traders Network ("MTN") dated April 2, 2003, (the "Agreement").

1. MTN Agrees that since ChampionLyte Products, Inc is a 'Fully Reporting Company' as that term is commonly defined and therefore subject to the 1933 and 1934 Securities Acts as amended (the "Acts"), MTN shall adhere to any and all applicable state and federal securities laws as it relates to the disclosure of its relationship with the Company as well as any laws, rules or disclosures as it relates to its compensation under the Agreement.

2. MTN understnads that this amendment is being drafted in light of recent regulatory emphasis on investor relations, corporate communications and to ensure compliance to such rules and regulations as they may occur or may change in the future and to protect both MTN as well as the Company.

3. MTN further agrees that none of it officers, directors, principals, affiliates or sub-contractors have been convicted of any local, state or federal offense of a securities nature or any felony conviction or are currently or have been the subject of any regulatory investigation, whether actions or charges have been brought, except as disclosed in writing to the Company.

4. The Company represents that any equity based compensation under the Agreement is not and shall not be the result of issuance of shares under Form S-8 or other similar registration and that such compensation has been fully paid and is non-assessable.

5. Both MTN and the Company agree that all such amendments and modifications to the Agreement shall be done in writing and no oral amendments shall be binding upon either MTN or the Company.

Agreed and accepted this 3rd day of April, 2003

/s/ David Goldberg
----------------------------------
ChampionLyte Products, Inc.

/s/ Mark A. Malone
----------------------------------
Momentum Traders Network